Exhibit 99.1

Final Press Release For Newswire

Issue, Thursday, 9/12/24. 7:01 am ET.

CareDx Appoints Keith Kennedy Chief Operating Officer and Jessica Meng Chief Commercial Officer

CareDx Announces Addition of Operational and Commercial Expertise to Lead Key Strategic Initiatives

Marica Grskovic Appointed Chief Strategy Officer to Lead Corporate Development

BRISBANE, Calif.—(BUSINESS WIRE)— September 12, 2024 – CareDx, Inc. (Nasdaq: CDNA) – The Transplant Company™ focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers – today announced the appointment of two senior executives who will lead key initiatives as the Company advances its long-term strategic growth plan. CareDx will be sharing its long-term growth strategy during an Investor Day in October 2024.

Keith Kennedy brings more than 20 years of experience and executive leadership in healthcare including global diagnostics, biopharma services, and contract development and manufacturing organization (CDMO). “CareDx addresses a large transplant market with the potential to profitably scale,” said Kennedy. “I’m thrilled to be a part of this organization and lead the Company’s transformation towards operational excellence.”

As Chief Operating Officer, Kennedy will spearhead CareDx’s operational excellence transformation and lead its operational functions. Kennedy most recently served as Chief Financial Officer at PharmaLogic Holdings Corp. At Veracyte, Kennedy served as Chief Operations Officer, Chief Financial Officer, and Secretary. Kennedy also held key executive positions at MCG Capital Corporation and GE Capital, as well as an Executive Residence at Arlington Capital Partners. He served as an Officer in the U.S. Air Force. Kennedy holds a Bachelor of Science in Accounting with high distinction from Indiana University and a Master’s in Business Administration from the College of William & Mary. Kennedy is a Chartered Financial Analyst and Certified Public Accountant.

Jessica Meng brings to CareDx deep expertise in building successful commercial strategies for both established companies and entrepreneurial ventures in the pharmaceutical and molecular diagnostics industries. “CareDx is a critical part of the transplant ecosystem and the care of hundreds of thousands of patients. Transplant centers rely on the Company’s testing services, SaaS software solutions, and laboratory products to improve health outcomes,” said Meng. “I’m excited to be a part of the transplant community and work with its incredible clinician leaders on the next generation of CareDx solutions.”

As Chief Commercial Officer Jessica Meng will be responsible for driving CareDx’s commercial growth globally across its portfolio. Meng previously served as Chief Commercial Officer at DELFI Diagnostics, and General Manager of Women’s Health at Myovant Sciences. She previously held sales and marketing leadership roles at Veracyte and Genentech. Meng received a Bachelor of Science in Finance and Bachelor of Arts in International Relations with a minor in Mathematics from the University of Pennsylvania, and a Master’s in Business Administration, Marketing, Strategic Management from The Wharton School.

Marica Grskovic, Ph.D., has been with CareDx since 2012 where she led the development of the AlloSure® product. As Chief Strategy Officer, Grskovic will lead strategic planning and corporate development at CareDx. She previously held senior leadership roles across Operations, R&D, and Pharma Partnering. Prior to CareDx, Grskovic held scientific roles at the stem cell-based drug discovery platform technology companies iPierian and True North Therapeutics. Grskovic completed her Doctorate in Molecular Biology and Biochemistry.

About CareDx – The Transplant Company

CareDx, Inc., headquartered in Brisbane, California, is a leading precision medicine solutions company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers. CareDx offers testing services, products, and digital healthcare solutions along the pre- and post-transplant patient journey and is the leading provider of genomics-based information for transplant patients. For more information, please visit: www.CareDx.com .

Forward Looking Statements

This press release includes forward-looking statements related to CareDx, Inc. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including general economic and market factors; and other risks discussed in CareDx’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed by CareDx with the SEC on February 28, 2024, the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 filed by CareDx with the SEC on May 9, 2024 and the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024 filed by CareDx with the SEC on July 31, 2024, and other reports that CareDx has filed with the SEC. Any of these may cause CareDx’s actual results, performance, or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.